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                                                                       Exhibit j


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the registration statement on Form N-1A ("Registration Statement") of our reports dated February 15, 2001, relating to the financial statements and financial highlights of TT EAFE Portfolio and TT EAFE Mutual Fund which appear in the December 31, 2000 Annual Report of TT EAFE Mutual Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Auditors" and "Financial Statements" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 27, 2001